Exhibit 10.40

FIRST AMENDMENT TO THE STAPLES, INC.
SURVIVOR BENEFIT PLAN

WHEREAS, Staples, Inc. (the "Company") maintains the Staples, Inc. Survivor Benefit Plan (the "Plan"); and

WHEREAS, Section 9.1 of the Plan authorizes the Company to amend or terminate the Plan at any time.

NOW THEREFORE, Section 5.1 of the Plan is hereby replaced in its entirety with the following new provision:

5.1. Pre-Retirement Survivor Benefit.

(a)Deaths Before January 1, 2017. With respect to survivor benefits paid by the Plan relating to Participant deaths occurring prior to January 1, 2017, if a Participant dies while employed by the Company, the Company shall pay to the deceased Participant's Beneficiary as a survivor benefit, an annual amount equal to (1) one hundred percent (100%) of the Participant's Recognized Compensation at date of death for one year, and (2) fifty percent (50%) of the Participant's Recognized Compensation at date of death for each of the following two (2) years.

(b)Deaths on or after January 1, 2017. Notwithstanding subsection (a) above, the following groups shall be eligible for different benefits under the Plan:

(1)2016 Grandfathered Group. Effective with respect to individuals who were eligible to participate in the Plan as of December 31, 2016, if such a Participant dies while employed by the Company, the Company shall pay to the deceased Participant's Beneficiary as a survivor benefit, an annual amount equal to (1) one hundred percent (100%) of the Participant's Recognized Compensation as of December 31, 2016 for one year, and (2) fifty percent (50%) of the Participant's Recognized Compensation as of December 31, 2016 for each of the following two (2) years.

(2)Post-2016 Non-Grandfathered Group. Effective with respect to an individual who becomes a Participant in the Plan on or after January 1, 2017, if such Participant dies while employed by the Company, the Company shall pay to the deceased Participant's Beneficiary as a survivor benefit, an annual amount equal to (1) one hundred percent (100%) of the Participant's current base salary at date of death for one year, and (2) fifty percent (50%) of the current base salary at date of death for each of the following two (2) years.

This Survivor Benefit shall be payable in periodic installments commencing in the month following the Participant's death. The Company shall deduct from any payment of benefits the amount of any federal, state or local income or employment taxes required to be withheld or paid with respect to this distribution.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed this 20 day of December, 2016.

Staples, Inc.

By:         /s/ Regis Mulot

Title:        EVP HR